EXHIBIT 10.2


                                 March 31, 2000


Royal Holiday Mobile Estates
16133 Ventura Boulevard, Suite 635
Encino, California 91436

Re: Royal Holiday Mobile Estates

Gentlemen:

The undersigned is the record owner of 200,000 shares of the common stock of Royal Holiday Mobile Estates, par value $.001 per share (the "Shares), such Shares are eligible for sale under Rule 144 promulgated under the Securities Act of 1933, as amended, subject to certain limitations included in said Rule.

The undersigned, together with Hagit Bernstein and Naomi Shram, and each of them, agree as follows:

     1. The undersigned will not sell, contract to sell, or make any other disposition of, or grant any purchase option for the sale of, any of the shares of the common stock owned by the undersigned, directly or indirectly, until such time as the Company has entered into a merger or acquisition or the Company is no longer classified as a "blank check" company, as that term is defined in the Form 10SB 12G on file with the Securities and Exchange Commission, whichever first occurs.

     2.   The undersigned acknowledges that Pacific Stock Transfer Company, 5855
          S. Pecos Road, Suite D, Las Vegas, Nevada 89120, the transfer agent for the Company, has been advised of the restrictions described herein and that any attempts by the undersigned to violate said restriction may result in legal action(s) by the Company. The undersigned further agrees, upon the request of the Company, that in addition to any other restrictions reflecting that the Shares have not been registered under the Securities Act of 1933, as amended, may be placed on individual certificates issued.

Very truly yours,

/s/ RAPHI SHRAM

RAPHI SHRAM
Royal Holiday Mobile Estates Board Director

cc: Pacific Stock Transfer Company